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                                 Exhibit 23 (i)

             Consent and Opinion of Counsel as to Legality of Shares

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                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                                55 Second Street
                      San Francisco, California 94105-3441
                            Telephone (415) 856-7000
                            Facsimile (415) 856-7100
                          Internet www.paulhastings.com


                                October 29, 2002

Montgomery Asset Management, LLC
101 California Street
San Francisco, California 94111

Re:  The Montgomery Funds (the "Registrant")

Ladies and Gentlemen:

                  We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinions given on October 27, 2000 and May 31, 2000 (the "Prior Opinions") respecting the legality of the shares of beneficial interest for various series of The Montgomery Funds.

                  The Prior Opinions were filed as exhibits to Post-Effective Amendment No. 81 filed with the Commission on October 31, 2000 and Post-Effective Amendment No. 78 filed with the Commission on June 30, 2000.

                                                   Very truly yours,


                                         Paul, Hastings, Janofsky & Walker LLP